        1                                                  Exhibit 99.01

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549




                                      FORM 11-K
                                    ANNUAL REPORT



           [x] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

                                          OR
           [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                     For the fiscal year ended December 31, 1993
                            Commission File Number 1-1097





                          OKLAHOMA GAS AND ELECTRIC COMPANY
                          EMPLOYEES' RETIREMENT SAVINGS PLAN

                               (Full Title of the Plan)




                          OKLAHOMA GAS AND ELECTRIC COMPANY
                                  101 North Robinson
                                     P.O. Box 321
                          Oklahoma City, Oklahoma 73101-0321

         (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

                                       SIGNATURES
                                       ----------


                  The undersigned consist of the members of the Committee having the responsibility for the administration of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this Annual Report on Form 11-K to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City and State of Oklahoma on the 28th day of March 1994.




                                       OKLAHOMA GAS AND ELECTRIC COMPANY
                                       EMPLOYEES' RETIREMENT SAVINGS PLAN



                                       By /s/ H L Grover
                                         --------------------
                                         H L Grover
                                         Chairman



                                       By /s/ Irma B Elliott
                                         --------------------
                                         Irma B Elliott
                                         Member




                                       By /s/ R P Schmid
                                         --------------------
                                         R P Schmid
                                         Member

                        REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


             To the Oklahoma Gas and Electric Company
             Employees' Retirement Savings Plan Committee:

             We have audited the accompanying statements of net assets available for plan benefits of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of the Plan Committee. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

             We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
             An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

             In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan as of December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

             Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 1993 and schedule of reportable transactions for the year ended December 31, 1993, are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                         ARTHUR ANDERSEN & CO.

             Oklahoma City, Oklahoma,
               March 11, 1994


                                OKLAHOMA GAS AND ELECTRIC COMPANY EMPLOYEES' RETIREMENT SAVINGS PLAN

                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                           DECEMBER 31, 1993


                                             Bank
                                       of Oklahoma, N.A.                 Fidelity Management Trust Company
                                      ------------------   -------------------------------------------------------------------
                                        Company   Fixed       OG&E                   Asset     Asset    Managed
                                        Common    Income     Common       Asset    Manager:  Manager:   Income
                                      Stock Fund   Fund    Stock Fund    Manager    Growth    Income   Portfolio      Total
                                      ----------  ------  ------------   --------  --------  -------  -----------  ------------
 Cash                                 $    -      $ -     $     -        $   -     $   -     $  -     $    -       $     -

 Investments, at market value:
  Common stock of Oklahoma Gas
   and Electric Company                1,998,222    -      113,296,775       -         -        -          -        115,294,997
  U.S. Government securities               -        -           -            -         -        -          -             -
  Dreyfus Government fund                  -        -           -            -         -        -          -             -
  Fidelity U.S. Government fund            -        -          588,812       -         -        -          -            588,812
  Fidelity Asset Manager                   -        -           -          83,843      -        -          -             83,843
  Fidelity Asset Manager: Growth           -        -           -            -      179,707     -          -            179,707
  Fidelity Asset Manager: Income           -        -           -            -         -      15,792       -             15,792
  Fidelity Managed Income Portfolio        -        -           -            -         -        -      26,528,163    26,528,163
  Loans to participants                    -        -        7,027,030       -         -        -       1,983,237     9,010,267
                                      ----------  ------  -------------  --------  --------  -------  -----------  ------------
     Total investments                 1,998,222    -      120,912,617     83,843   179,707   15,792   28,511,400   151,701,581

 Contributions receivable:
  Participants                             -        -           64,253     22,211    45,631    4,508       14,623       151,226
  Company                                  -        -           71,100       -         -        -          -             71,100


 Dividends and interest receivable        35,914    -        2,036,594       -         -        -          -          2,072,508

 Interfund receivable (payable)            -        -          247,263       -         -        -        (247,263)       -
                                      ----------  ------  ------------   --------  --------  -------  -----------  ------------
     Net assets available for
      plan benefits                   $2,034,136  $ -     $123,331,827   $106,054  $225,338  $20,300  $28,278,760  $153,996,415
                                      ==========  ======  ============   ========  ========  =======  ===========  ============

 The accompanying notes are an integral part of this statement.

                      OKLAHOMA GAS AND ELECTRIC COMPANY
                      EMPLOYEES' RETIREMENT SAVINGS PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1992

                                         Company
                                         Common        Fixed
                                       Stock Fund   Income Fund      Total
                                      ------------  -----------  ------------
Cash                                  $    893,263  $    10,635  $    903,898
                                      ------------  -----------  ------------
Investments, at quoted market value:
  Common stock of Oklahoma Gas and
    Electric Company                    93,197,866          -      93,197,866
  U.S. Government securities                   -      8,205,020     8,205,020
  Dreyfus Government fund                  158,010   15,740,358    15,898,368
  Loans to participants                  7,010,647    1,924,726     8,935,373
                                      ------------  -----------  ------------
         Total investments             100,366,523   25,870,104   126,236,627

Contributions receivable:
  Participants                             169,908       60,295       230,203
  Company                                   82,003          -          82,003

Dividends and interest receivable        1,831,673      160,714     1,992,387
                                      ------------  -----------  ------------
         Total assets                  103,343,370   26,101,748   129,445,118

Stock purchase payable                    (148,751)         -        (148,751)
                                      ------------  -----------  ------------
         Net assets available
           for plan benefits          $103,194,619  $26,101,748  $129,296,367
                                      ============  ===========  ============

The accompanying notes are an integral part of this statement.

                                  OKLAHOMA GAS AND ELECTRIC COMPANY EMPLOYEES' RETIREMENT SAVINGS PLAN

                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                  FOR THE YEAR ENDED DECEMBER 31, 1993

                                        Bank
                                  of Oklahoma, N.A.                 Fidelity Management Trust Company
                                -------------------------  ------------------------------------------------------
                                   Company       Fixed         OG&E                 Asset     Asset     Managed
                                   Common       Income        Common      Asset    Manager:  Manager:   Income
                                 Stock Fund      Fund       Stock Fund   Manager    Growth   Income    Portfolio      Total
                                ------------  -----------  ------------  --------  --------  -------  -----------  ------------
 Net assets available for plan
  benefits at beginning of year $103,194,619  $26,101,748  $     -       $   -     $   -     $   -    $    -       $129,296,367
                                ------------  -----------  ------------  --------  --------  -------  -----------  ------------
 Investment income:
  Dividends                        5,877,679       -          2,036,280      -         -         -        119,186     8,033,145
  Interest                            16,450      892,209           314      -         -         -         -            908,973
  Interest on loans                  520,753      111,058        39,240      -         -         -          8,110       679,161
 Appreciation (depreciation) in
  market value of investments:
   Common stock                    1,485,665       -          6,889,669      -         -         -         -          8,375,334
   Mutual funds                        -           -             -          1,152     3,489       70       -              4,711
 Contributions:
  Participants                     5,318,957    1,775,169       347,125   104,902   221,849   20,230       75,617     7,863,849
  Company                          3,391,864       -            376,847      -         -         -         -          3,768,711
 Realized gain (loss) on sale or
  distribution of investments         70,721      (99,395)       -           -         -         -         -            (28,674)
 Loans to participants:
  Loans made                       2,779,071      717,809        -           -         -         -         -          3,496,880
  Repayments                      (2,554,665)    (613,230)     (208,023)     -         -         -        (46,068)   (3,421,986)
                                ------------  -----------  ------------  --------  --------  -------  -----------  ------------
   Net change in loans               224,406      104,579      (208,023)     -         -         -        (46,068)       74,894
 Transfers between funds        (113,797,335) (27,920,864)  113,642,352      -         -         -     28,075,847        -
                                ------------  -----------  ------------  --------  --------  -------  -----------  ------------
   Total additions (reductions)  (96,890,840) (25,137,244)  123,123,804   106,054   225,338   20,300   28,232,692    29,680,104

 Distributions to participants    (4,045,237)    (859,925)       -           -         -         -         -         (4,905,162)
 Funding of loans to
  participants:
   Loans funded                   (2,779,071)    (717,809)       -           -         -         -         -         (3,496,880)
   Receipt of participant
    payments                       2,554,665      613,230       208,023      -         -         -         46,068     3,421,986
                                ------------  -----------  ------------  --------  --------  -------  -----------  ------------
   Net funding activity             (224,406)    (104,579)      208,023      -         -         -         46,068       (74,894)
                                ------------  -----------  ------------  --------  --------  -------  -----------  ------------
   Total deductions               (4,269,643)    (964,504)      208,023      -         -         -         46,068    (4,980,056)
                                ------------  -----------  ------------  --------  --------  -------  -----------  ------------
   Net additions (reductions)   (101,160,483) (26,101,748)  123,331,827   106,054   225,338   20,300   28,278,760    24,700,048
                                ------------  -----------  ------------  --------  --------  -------  -----------  ------------
 Net assets available for plan
  benefits at end of year       $   2,034,136      -       $123,331,827  $106,054  $225,338  $20,300  $28,278,760  $153,996,415
                                =============  ==========  ============  ========  ========  =======  ===========  ============

  The accompanying notes are an integral part of this statement.


                      OKLAHOMA GAS AND ELECTRIC COMPANY
                       EMPLOYEES' RETIREMENT SAVINGS PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1992
                                          Company
                                          Common        Fixed
                                        Stock Fund   Income Fund      Total
                                       ------------  -----------  ------------
Net assets available for plan
  benefits at beginning of year        $110,084,804  $25,617,779  $135,702,583
                                       ------------  -----------  ------------
Investment income:
  Dividends                               6,818,551          -       6,818,551
  Interest                                   23,720    1,280,699     1,304,419
  Interest on loans                         601,534      164,324       765,858
Depreciation in market value
  of investments:
    Common stock                        (22,744,045)         -     (22,744,045)
    U.S. Government securities                  -         (3,888)       (3,888)
Contributions:
  Participants                            5,523,278    2,245,103     7,768,381
  Company                                 3,647,871          -       3,647,871
Realized loss on sale and
  distribution of investments              (230,820)    (108,445)     (339,265)
Other                                           859          -             859
Loans to participants:
  Loans made                              3,453,538    1,023,762     4,477,300
  Repayments                             (2,371,980)    (643,973)   (3,015,953)
                                       ------------  -----------  ------------
         Net change in loans              1,081,558      379,789     1,461,347

Transfers between funds                   2,233,656   (2,233,656)          -
                                       ------------  -----------  ------------
         Total additions (reductions)    (3,043,838)   1,723,926    (1,319,912)

Distributions to participants            (2,764,789)    (860,168)   (3,624,957)
Funding of loans to participants:
  Loans funded                           (3,453,538)  (1,023,762)   (4,477,300)
  Receipt of participant payments         2,371,980      643,973     3,015,953
                                       ------------  -----------  ------------
         Net funding activity            (1,081,558)    (379,789)   (1,461,347)
                                       ------------  -----------  ------------
         Total deductions                (3,846,347)  (1,239,957)   (5,086,304)
                                       ------------  -----------  ------------
         Net additions (reductions)      (6,890,185)     483,969    (6,406,216)
                                       ------------  -----------  ------------
Net assets available for plan
  benefits at end of year              $103,194,619  $26,101,748  $129,296,367
                                       ============  ===========  ============

         The accompanying notes are an integral part of this statement.

                        OKLAHOMA GAS AND ELECTRIC COMPANY
                        EMPLOYEES' RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1993 AND 1992


     1. DESCRIPTION OF PLAN AND SIGNIFICANT ACCOUNTING POLICIES:
     --------------------------------------------------------

     The Oklahoma Gas and Electric Company Employees' Thrift Plan (the "Plan") and the Oklahoma Gas and Electric Company Employees' Thrift Trust (the "Trust") were adopted by the Board of Directors of Oklahoma Gas and Electric Company ("OG&E" or the "Company") on November 10, 1981, and became effective January 1, 1982. The Plan was amended and restated effective December 1, 1993. The amended Plan is renamed the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan. The Plan is a defined contribution trusteed plan. Bank of Oklahoma, N.A., was the Trustee under the Plan pursuant to an agreement with the Company through November 30, 1993. Fidelity Management Trust Company ("Fidelity") became the Trustee of the Plan effective December 1, 1993. The Trustee is responsible for the safekeeping and investment of all contributions made to the Trust.

     Other than the changes indicated in this paragraph, the Plan's provisions remained the same as before the effect of the amendment at December 1, 1993. Participants may contribute any whole percentage between 2% and 15% of their compensation. The first 6% of contributions are called "Regular Contributions", and any contributions over 6% of compensation are called "Supplementary Contributions". A participant may designate at their discretion all or any portion of their Regular and Supplementary Contributions to the Plan as a salary reduction contribution under
     Section 401(k) of the Internal Revenue Code. Under Section 401(k) of the Internal Revenue Code, the portion of the participant's base salary that is contributed as a "Tax-Deferred Contribution" will not be subject to Federal income tax until such portion is withdrawn or distributed from the Plan. Company contributions to the Plan are made monthly. Participants can direct that all of their contributions be invested in multiples of 1% in any one or all of the following five Investment Funds, each with a specific investment portfolio goal:

             OG&E Common Stock Fund - consists of shares of the Company's common stock contributed by the Company or purchased by the Trustee.

             Fidelity Asset Manager - goal of approximately 40% stocks, 40% bonds and 20% short-term instruments.

             Fidelity Asset Manager: Growth - goal of approximately 65% stocks, 30% bonds and 5% short-term instruments.

             Fidelity Asset Manager: Income - goal of approximately 20% stocks, 30% bonds and 50% short-term instruments.

             Fidelity Managed Income Portfolio - consists of short-term and long-term investment contracts.

     The accompanying financial statements have been prepared on the accrual basis of accounting. Investments are carried at market value determined from quoted market prices when available or management's estimate of fair market value. Unrealized appreciation in the market value of investments, disclosed in Note 4, represents the change in the difference between the market value and the cost at the beginning and end of year including the effect of acquisitions and distributions during the year. Realized gains/losses on sales or dispositions and unrealized appreciation/depreciation of plan assets included in the statements of changes in net assets available for plan benefits are based on the change in the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

     Participation in the Plan is voluntary. Employees are eligible to become participants in the Plan after completing one year of service as defined in the Plan. Prior to December 1, 1993, participants could contribute 2%, 4% or 6% of their base salary ("Regular Contributions") to the Plan. In addition, participants making Regular Contributions of 6% could also make additional contributions to the Plan of 2%, 4% or 6% of their base salary ("Supplemental Contributions"). Prior to December 1, 1993, the Plan allowed participants at their discretion to designate, in increments of 2% of their base salary, all or any portion of their Regular and Supplemental Contributions to the Plan as a salary reduction contribution under Section 401(k) of the Internal Revenue Code. All such contributions so designated were considered "Tax-Deferred Contributions."

     The Company contributes to the Plan on behalf of each participant an amount equal to 50% of the participant's Regular Contribution for participants with less than 20 years of Plan participation, as defined in the Plan, and an amount equal to 75% of the participant's Regular Contribution for participants with 20 or more years of participation in the Plan. No Company contributions are made with respect to the participant's Supplementary (or supplemental) Contribution. The Company's contribution can be made either in cash or in shares of the Company's common stock. If the Company contributes cash, such cash is used to purchase common stock of the Company.

     Prior to December 1, 1993, participants could direct that all their contributions be invested in multiples of 10% in one or both of the following two investment funds:

            Company Common Stock Fund - consists of shares of the Company's common stock contributed by the Company or purchased by the Trustee. Dividends are reinvested in additional shares of the Company's common stock.

            Fixed Income Fund - consists of a portfolio of instruments including U.S. Treasury Bills and Notes and other obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; certificates of deposit and bankers' acceptances; and commercial paper and other debt obligations issued by U.S. corporations. The specific investments are determined by the Trustee.

     Participants' Regular and Supplementary (or supplemental) Contributions are fully vested and nonforfeitable. Participants become vested as to 30% of the amount in their Company contribution account upon the completion of their third year of service with the Company, and become vested as to an additional 10% upon the completion of the following year and 20% for each subsequent year of participation in the Plan. In addition, participants become fully vested when they are eligible for retirement under the Company Employees' Retirement Plan or in the event of death, permanent disability or attainment of age 65.

     Forfeitures of the Company's contributions resulting from termination of the participant's interest in the Plan are used to reduce the Company's future contributions. Forfeitures will be reinstated if the participant is reemployed by the Company and returns to the Plan within five years.

     The Plan is a qualified plan under provisions of Section 401(a) of the Internal Revenue Code and is exempt from Federal income taxes under provisions of Section 501(a) of the Internal Revenue Code. The Plan has been amended since receiving the determination letter, dated March 5, 1987. The Company is in the process of obtaining a determination letter regarding subsequent amendments. However, the Company is of the opinion that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, the Company believes the Plan is qualified and continues to be tax exempt. Participants on whose behalf Company contributions are made are not taxed on the amounts contributed by the Company or on any income earned thereon until the receipt of a distribution pursuant to the terms of the Plan. The taxation of income earned on Plan assets attributable to participants' contributions to the Plan is also deferred until distribution is made. The amount of income taxes applicable to the participants or their beneficiaries upon distribution is prescribed by the Internal Revenue Code and is dependent upon the method of distribution.

     The Plan is administered by a committee appointed by the Board of Directors of the Company (the "Retirement Savings Plan Committee"). Expenses of administering the Plan are expected to be paid by the Company; however, if not paid by the Company, such expenses will be charged to the Plan.

     The Company intends to continue the Plan indefinitely, but reserves the right to alter, amend, modify, revoke or terminate the Plan at any time upon the direction of the Company's Board of Directors. If the Plan is terminated for any reason, the interests of all participants will be fully vested, and the Retirement Savings Plan Committee will direct that the participants' account balances be distributed as soon as practical. The Company has no continuing liability under the Plan after the final disposition of the assets of the Trust.

     2. LOANS TO PARTICIPANTS:
        ----------------------

     The maximum amount which a participant may borrow is the lesser of $50,000 or 50% of the participant's allocated share of the Plan assets. The loans are secured by a portion of the amounts remaining in the participant's account. The Plan allows participants on leave of absence to obtain loans from their account. All loans granted must be repaid pursuant to a written repayment schedule not to exceed five years and evidenced by a written promissory note signed by the borrower. Borrowed amounts do not share in the earnings and losses of the Investment Funds. Rather, when the loan is repaid, the interest on the loan is credited to the participant's account in the Plan.

     Interest rates were established by the Retirement Savings Plan Committee prior to December 1, 1993. After December 1, 1993, the interest rate is equal to the "prime rate," as published in the Wall Street Journal on the first business day of the month, plus 1%. The average effective rate in 1993 and 1992 was 8.95% and 9.1%, respectively.

     If a participant should terminate from the Plan, any outstanding loan balance is converted to a distribution.

     3. AMOUNTS DUE TO TERMINATED EMPLOYEES:
        ------------------------------------

     The statement of net assets available for plan benefits includes amounts payable to participants as a component of net assets available for plan benefits. Amounts payable to participants no longer participating in the Plan at December 31, 1993 and 1992 are as follows:

                                                   1993      1992
                                                 --------  --------
                  Company Common Stock Fund      $   -     $496,238

                  Fixed Income Fund                  -       21,752
                                                 --------  --------
                     Total                       $   -     $517,990
                                                 ========  ========

     Due to the change in trustees there were no termination withdrawals approved by the Retirement Savings Plan Committee in the 4th quarter of 1993. Therefore, there are no amounts payable to participants no longer participating in the Plan at December 31, 1993, in any of the Investment Funds.

     4. UNREALIZED APPRECIATION:
        ------------------------

     The amount of unrealized appreciation of investments at December 31, 1991, 1992 and 1993, and the related net changes during 1992 and 1993 are set forth below:

          Unrealized appreciation at December 31, 1991       $33,879,471
            Decrease during 1992                             (24,154,020)
                                                             -----------

          Unrealized appreciation at December 31, 1992         9,725,451
            Increase during 1993                               8,068,209
                                                             -----------

          Unrealized appreciation at December 31, 1993       $17,793,660
                                                             ===========

     5. INVESTMENTS:
        ------------

     Investments of Company common stock, in the Company (and OG&E) Common Stock Fund at December 31, 1993 and 1992, of $115,294,997 and $93,197,866, respectively, are carried at market value ($37.00 per share and $34.125 per share at December 31, 1993 and 1992, respectively) and are comprised of 3,116,081 and 2,731,073 shares, respectively. The original cost of these shares at December 31, 1993 and 1992, was $97,506,048 and $83,673,974 , respectively. The market value per common share was $35.875 at March 11, 1994, the date of the accompanying report of independent public accountants.

     The aggregate market value and proceeds of investments sold and distributed are determined on a specific asset basis and were as follows:

                                        Year Ended December 31, 1993
                                  ---------------------------------------
                                                 Proceeds/
                                  Market Value   Distribution
                                    at 1/1/93       Value      Gain/(Loss)
                                  ------------   ------------  ----------
   Dreyfus Government Fund         $30,389,115    $30,389,115  $     -
   Company Common Stock Fund         3,155,548      3,226,269      70,721
   Fixed Income Fund                 8,205,020      8,105,625     (99,395)



                                        Year Ended December 31, 1992
                                  ---------------------------------------
                                                 Proceeds/
                                  Market Value   Distribution
                                    at 1/1/92       Value      Gain/(Loss)
                                  ------------   ------------  ----------
   Dreyfus Government Fund         $48,542,110    $48,542,110  $    -
   Company Common Stock Fund         3,074,182      2,843,362   (230,820)
   Fixed Income Fund                 7,203,040      7,094,595   (108,445)


                             OKLAHOMA GAS AND ELECTRIC COMPANY
                             EMPLOYEES' RETIREMENT SAVINGS PLAN

                 ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                  AS OF DECEMBER 31, 1993
           (a)*  (b)   Issuer       (c)   Description of Investment       (d)  Cost    (e) Market Value
           ----  -----------------  -----------------------------------  ------------  ----------------
              *  Oklahoma Gas and
                  Electric Company  Common stock, $2.50 par value         $97,506,048     $115,294,997

                 Fidelity           U.S. Government fund, variable
                                      interest rate                           588,812          588,812

                 Fidelity           Asset Manager, mutual fund                 82,691           83,843

                 Fidelity           Asset Manager: Growth, mutual fund        176,218          179,707

                 Fidelity           Asset Manager: Income, mutual fund         15,722           15,792

                 Fidelity           Managed Income Portfolio, mutual fund  26,528,163       26,528,163

                                    Participant Loans, average interest
                                      rate of 8.95%                         9,010,267        9,010,267
                                                                         ------------     ------------
                Total investments                                        $133,907,921     $151,701,581
                                                                         ============     ============

              * Party in interest

                                                OKLAHOMA GAS AND ELECTRIC COMPANY
                                                EMPLOYEES' RETIREMENT SAVINGS PLAN

                                          ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS

                                               FOR THE YEAR ENDED DECEMBER 31, 1993
                                                                         Expenses
                                                                        Incurred in               Current Value
               Identity                                                 Connection                 of Asset on    Net Gain
 Number of     of Party   Description   Purchase   Selling    Lease        with         Cost of    Transaction       or
Transactions (a)Involved  (b)of Asset (c)  Price  (d)Price (e)Rental (f)Transaction   (g) Asset    (h)  Date     (i)(Loss)
- ------------ -----------  ----------- ----------- -------- --------- --------------   -----------  -----------   ---------
             Purchases:
    51       Bank of       Dreyfus    $18,343,582 $    -   $    -    $      -         $18,343,582  $18,343,582   $    -
             Oklahoma--    Government
             Company       fund
             Common Stock
             Fund

    82       Bank of       Oklahoma     17,022,819     -        -           -          17,022,819   17,022,819        -
             Oklahoma--    Gas and
             Company       Electric
             Common Stock  Company
             Fund          Common
                           Stock

    54       Bank of       Dreyfus      12,045,533     -        -           -          12,045,533   12,045,533        -
             Oklahoma--    Government
             Fixed Income  fund
             Fund

     7       Fidelity--    Fidelity    26,528,096     -        -           -          26,528,096   26,528,096        -
             Managed       Managed
             Income        Income
             Portfolio     Portfolio
             Fund


                                                OKLAHOMA GAS AND ELECTRIC COMPANY
                                                EMPLOYEES' RETIREMENT SAVINGS PLAN

                                          ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS

                                               FOR THE YEAR ENDED DECEMBER 31, 1993
                                                                         Expenses
                                                                        Incurred in                 Current Value
               Identity                                                 Connection                  of Asset on     Net Gain
 Number of     of Party    Description  Purchase  Selling      Lease        with         Cost of    Transaction        or
Transactions (a)Involved   (b)of Asset (c) Price (d)Price    (e)Rental (f)Transaction   (g) Asset    (h)  Date     (i)(Loss)
- ------------ ------------  ----------- --------- ----------- --------- --------------   ----------- ------------   ----------
             Sales and
              Redemptions
    51       Bank of       Dreyfus     $   -     $18,501,587 $    -    $      -         $18,501,587 $18,501,587    $   -
             Oklahoma--    Government
             Company       fund
             Common Stock
             Fund

     7       Bank of       Oklahoma        -       3,226,269      -           -           3,155,548   3,226,269      70,721
             Oklahoma--    Gas and
             Company       Electric
             Common Stock  Company
             Fund          Common Stock

    11       Bank of       Dreyfus         -      27,785,891      -           -          27,785,891  27,785,891        -
             Oklahoma--    Government
             Fixed Income  fund
             Fund

     8       Bank of       U.S. Treasury   -       8,105,625      -           -           8,205,020   8,105,625     (99,395)
             Oklahoma--    Notes
             Fixed
             Income
             Fund

     Schedules of party-in-interest transactions, obligations in default and leases in default, and investment assets acquired and disposed within the plan year as required by the Employee Retirement
     Income Security Act of 1974 and the regulations promulgated by the Department of Labor are not separately included because the Plan had no such items to report.


                                    EXHIBIT INDEX
                                    -------------

     Exhibit                        Description                      Page No.
     ------------------------------------------------------------------------
     1.01                Consent of Arthur Andersen & Co.              17

                                                                  Exhibit 1.01

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our report dated March 11, 1994 included in the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan Form 11-K for the year ended December 31, 1993, into the previously filed Post-Effective Amendment No. One to Form S-3 Registration Statement No. 33-32870, Form S-3 Registration Statement No. 33-6662, Form S-8 Registration Statement No. 33-35833, Post-Effective Amendment No. Three to Form S-3 Registration Statement No. 2-94973, and Form S-8 Registration Statement No. 33-52169.



                                           ARTHUR ANDERSEN & CO.

Oklahoma City, Oklahoma,
 March 28, 1994